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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                 JURISDICTION OF INCORPORATION
------                                               -----------------------------
telecom technologies, inc.                                    Texas

Sonus International, Inc.                                     Delaware

Sonus Securities Corp.                                        Massachusetts

Sonus Networks Limited                                        United Kingdom

Sonus Networks Pte Ltd                                        Singapore

Nihon Sonus Networks K.K.                                     Japan

Westford Networks Mexico, S. de R.L. de C.V.                  Mexico

Sonus Networks Gmbh                                           Germany

Sonus Networks EURL                                           France